                                                                    EXHIBIT 10.1




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                                   $10,000,000

                                CREDIT AGREEMENT

                                      AMONG

                      DOSKOCIL MANUFACTURING COMPANY, INC.

                          CERTAIN LENDERS NAMED HEREIN

                                       AND

                 BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT


                                 August 12, 1999







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
                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

                                    ARTICLE 1

                                   Definitions

         Section 1.1       Defined Terms..........................................................................1
         Section 1.2       Amendments and Renewals...............................................................11
         Section 1.3       Construction..........................................................................11


                                    ARTICLE 2

                                    Advances

         Section 2.1       The Advances..........................................................................11
         Section 2.2       Manner of Borrowing and Disbursement..................................................12
         Section 2.3       Interest..............................................................................14
         Section 2.4       Revolving Commitment Fee..............................................................15
         Section 2.5       Prepayments...........................................................................15
         Section 2.6       Reduction of Revolving Credit Commitment..............................................16
         Section 2.7       Non-Receipt of Funds by the Administrative Agent......................................16
         Section 2.8       Payment of Principal of Advances......................................................17
         Section 2.9       Reimbursement.........................................................................17
         Section 2.10      Manner of Payment.....................................................................17
         Section 2.11      LIBOR Lending Offices.................................................................18
         Section 2.12      Sharing of Payments...................................................................18
         Section 2.13      Calculation of LIBOR Rate.............................................................18
         Section 2.14      Taxes.................................................................................18
         Section 2.15      Pari Passu............................................................................22


                                    ARTICLE 3

                              Conditions Precedent

         Section 3.1       Conditions Precedent to the Initial Advances..........................................22
         Section 3.2       Conditions Precedent to All Advances..................................................24
         Section 3.3       Conditions Precedent to Conversions and Continuations.................................25

                                    ARTICLE 4

                         Representations and Warranties

         Section 4.1       Representations and Warranties........................................................25
         Section 4.2       Survival of Representations and Warranties, etc.......................................27


                                    ARTICLE 5

                                    Indemnity

         Section 5.1       Indemnity.............................................................................27


                                    ARTICLE 6

                                    Covenants



                                    ARTICLE 7

                                     Default

         Section 7.1       Events of Default.....................................................................30
         Section 7.2       Remedies..............................................................................31


                                    ARTICLE 8

                            Changes in Circumstances

         Section 8.1       LIBOR Basis Determination Inadequate..................................................32
         Section 8.2       Illegality............................................................................32
         Section 8.3       Increased Costs.......................................................................33
         Section 8.4       Effect On Base Rate Advances..........................................................34
         Section 8.5       Capital Adequacy......................................................................34
         Section 8.6       Replacement Lender....................................................................35



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
                                    ARTICLE 9

                             Agreement Among Lenders

         Section 9.1       Agreement Among Lenders...............................................................35
         Section 9.2       Lender Credit Decision................................................................38
         Section 9.3       Benefits of Article...................................................................38


                                   ARTICLE 10

                                  Miscellaneous

         Section 10.1      Notices...............................................................................38
         Section 10.2      Expenses..............................................................................39
         Section 10.3      Waivers...............................................................................40
         Section 10.4      Calculation by the Lenders Conclusive and Binding.....................................40
         Section 10.5      Set-Off...............................................................................40
         Section 10.6      Assignment............................................................................41
         Section 10.7      Counterparts..........................................................................43
         Section 10.8      Severability..........................................................................43
         Section 10.9      Interest and Charges..................................................................43
         Section 10.10     Headings..............................................................................43
         Section 10.11     Amendment and Waiver..................................................................44
         Section 10.12     Exception to Covenants................................................................44
         Section 10.13     Confidentiality.......................................................................44
         Section 10.14     GOVERNING LAW.........................................................................44
         Section 10.15     WAIVER OF JURY TRIAL..................................................................45
         Section 10.16     ENTIRE AGREEMENT......................................................................45

Schedules and Exhibits

Schedule 1:       LIBOR Lending Offices






Exhibit A:        Revolving Credit Note
Exhibit B:        Security Agreement
Exhibit C:        Notice of Borrowing
Exhibit D:        Pledge Agreement




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



                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT is dated as of August 12, 1999, among DOSKOCIL MANUFACTURING COMPANY, INC., a Texas corporation (the "Borrower"), the Lenders from time to time party hereto, and BANK OF AMERICA, N.A., a national banking association, as administrative agent for the Lenders.


                                   BACKGROUND

         The Lenders have been requested to provide the Borrower funds to finance the ongoing working capital and general corporate requirements of the Borrower and its Subsidiaries (as hereinafter defined). The Lenders have agreed to provide such financing, subject to the terms and conditions set forth below.

         In consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE 1

                                   Definitions

         Section 1.1 Defined Terms. For purposes of this Agreement:

         "Administrative Agent" means Bank of America, N.A., a national banking association, as administrative agent for Lenders, or such successor administrative agent appointed pursuant to Section 9.1(b) hereof.

         "Advance" means any amount advanced by the Lenders to the Borrower pursuant to Article 2 hereof on the occasion of any borrowing.

         "Affiliate" means, as applied to any Person, any other Person that, directly or indirectly, through one or more Persons, Controls or is Controlled By or Under Common Control with, such Person.

         "Agreement" means this Credit Agreement, as amended, modified, supplemented or restated from time to time.

         "Agreement Date" means the date of this Agreement.

         "Applicable Base Rate Margin" means a rate per annum equal to 1.75%.

         "Applicable Law" means (a) in respect of any Person, all provisions of constitutions, statutes, rules, regulations and final orders of governmental bodies or regulatory agencies applicable to such Person and its properties, including, without limiting the foregoing, all orders and decrees of all Tribunals in proceedings or actions to which the Person in question is a party, and (b) in respect of contracts relating to interest or finance charges that are made or performed in the State of Texas, "Applicable Law" shall mean the laws of the United States of America, including without limitation 12 USC Sections 85 and 86, as amended from time to time, and any other statute of the United States of America now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the laws of the State of Texas.

         "Applicable LIBOR Rate Margin" means a rate per annum equal to 3.50%.

         "Assignees" means any assignee of a Lender pursuant to an Assignment Agreement and shall have the meaning ascribed thereto in Section 10.6 hereof.

         "Assignment Agreement" has the meaning specified in Section 10.6 hereof.

         "Authorized Signatory" means such senior personnel of the Borrower as may be duly authorized and designated in writing by the Borrower to execute documents, agreements and instruments on behalf of the Borrower, and to request Advances hereunder.

         "Bank of America" means Bank of America, N.A., a national banking association, in its capacity as a Lender.

         "Base Rate Advance" means any Advance bearing interest at the Base Rate Basis.

         "Base Rate Basis" means, for any day, a per annum interest rate equal to the higher of (a) the sum of (i) 0.50% plus (ii) the Federal Funds Rate on such day plus (iii) the Applicable Base Rate Margin or (b) the sum of (i) the Prime Rate on such day plus (ii) the Applicable Base Rate Margin. The Base Rate Basis shall be adjusted automatically without notice as of the opening of business on the effective date of each change in the Prime Rate or Federal Funds Rate, as applicable, to account for such change.

         "Basle Accord" means the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Management and Capital Standards" dated July 1988, as amended, modified, and supplemented and in effect from time to time or any replacement thereof.

         "Business Day" means a day on which commercial banks are open (a) for the transaction of business in Dallas, Texas, and (b) with respect to any LIBOR Advance, for the transaction of international business (including dealings in U.S. Dollar deposits) in London, England.



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


         "Collateral" means any collateral hereafter granted by any Person to the Administrative Agent for the benefit of the Lenders to secure the Obligations.

         "Collateral Document" means any document under which Collateral is granted and any document related thereto.

         "Credit Agreement Unused Portion" means an amount equal to the result of (i) the Revolving Credit Commitment minus (ii) the outstanding Revolving Credit Advances.

         "Debtor Relief Laws" means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar debtor relief Laws affecting the rights of creditors generally from time to time in effect.

         "Default" means an Event of Default and/or any of the events specified in Section 7.1, regardless of whether there shall have occurred any passage of time or giving of notice that would be necessary in order to constitute such event an Event of Default.

         "Default Rate" means a simple per annum interest rate equal to (a) with respect to Base Rate Advances the lesser of (i) the Highest Lawful Rate or (ii) the Base Rate Basis then in effect plus 2.00% or (b) with respect to LIBOR Advances, the lesser of (i) the Highest Lawful Rate or (ii) the LIBOR Basis then in effect plus 2.00%.

         "Determining Lenders" means, on any date of determination, any combination of Lenders whose Revolving Credit Specified Percentages are more than 50% of the Revolving Credit Commitment.

         "Dollar" or "$" means the lawful currency of the United States of America.

         "Eligible Assignee" means (a) any Lender; (b) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $1,000,000,000; (c) a savings and loan association or savings bank organized under the laws of the United States, or any state thereof, having total assets in excess of $500,000,000, and not in receivership or conservatorship; (d) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is described in this clause; and (e) the central bank of any country which is a member of the Organization for Economic Cooperation and Development; (f) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having a combined capital and surplus or total assets of at least $100,000,000, (g) any other entity (other than a natural person) that is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933) which extends credit or buys loans as one of its businesses, and (h) any other entity approved by both the Borrower and the Administrative Agent, provided that, no Affiliate of the Borrower shall qualify as an Eligible Assignee.

         "Event of Default" means any of the events specified in Section 7.1, provided that any requirement for notice or lapse of time has been satisfied.

         "Excluded Matters" has the meaning specified in Section 5.1(a) hereof.

         "Existing Credit Agreement" means that certain Credit Agreement, dated as of September 19, 1997, among the Borrower, the lenders named therein, and Bank of America, N.A. (formerly known as Bank of America National Trust and Savings Association, successor by merger to Bank of America, N.A., formerly known as NationsBank, N.A., successor by merger to NationsBank of Texas, N.A.), as amended, modified, supplemented or restated from time to time.

         "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of Dallas on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "General Advance" means any Advance hereunder which is not a Purchase Money Advance.

         "Highest Lawful Rate" means at the particular time in question the maximum rate of interest which, under Applicable Law, the Lenders are then permitted to charge on the Obligations. If the maximum rate of interest which, under Applicable Law, the Lenders are permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to the Borrower.

         "Indemnified Matters" has the meaning specified in Section 5.1(a) hereof.

         "Indemnitees" has the meaning specified in Section 5.1(a) hereof.

         "Interest Period" means the period beginning on the day any LIBOR Advance is made and ending one, two or three months thereafter (as the Borrower shall select); provided, however, that all of the foregoing provisions are subject to the following:

                  (i) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless, with respect to a LIBOR Advance, the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) any Interest Period with respect to a LIBOR Advance that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                  (iii) the Borrower may not select any Interest Period in respect of LIBOR Advances having an aggregate amount less than $500,000; and

                  (iv) there shall be outstanding at any one time no more than five Interest Periods in the aggregate.

         "Law" means any statute, law, ordinance, regulation, rule, order, writ, injunction, or decree of any Tribunal.

         "Lender" means each financial institution shown on the signature pages hereof so long as such financial institution maintains a portion of the Commitments or is owed any part of the Obligations (including the Administrative Agent in its individual capacity), and each Assignee that hereafter becomes a party hereto pursuant to Section 10.6 hereof, subject to the limitations set forth therein.

         "LIBOR Advance" means an Advance which the Borrower requests to be made as a LIBOR Advance or which is reborrowed as a LIBOR Advance, in accordance with the provisions of Section 2.2 hereof.

         "LIBOR Basis" means a simple per annum interest rate equal to the lesser of (a) the Highest Lawful Rate, or (b) the sum of the LIBOR Rate plus the Applicable LIBOR Rate Margin. The LIBOR Basis shall, with respect to LIBOR Advances subject to reserve or deposit requirements, be subject to premiums for such reserve or deposit requirements assessed by each Lender to the extent incurred by such Lender, which are payable by the Borrower directly to each Lender. Once determined, the LIBOR Basis shall remain unchanged during the applicable Interest Period.

         "LIBOR Lending Office" means, with respect to a Lender, the office designated as its LIBOR Lending Office on Schedule 1 attached hereto, and such other office of the Lender or any of its Affiliates hereafter designated by notice to the Borrower and the Administrative Agent.

         "LIBOR Rate" means, for any LIBOR Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR

Rate" shall mean, for any LIBOR Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

         "Lien" means, with respect to any property, any mortgage, lien, pledge, collateral assignment, hypothecation, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other similar encumbrance of any kind in respect of such property, whether or not choate, vested or perfected.

         "Litigation" means any proceeding, claim, lawsuit, arbitration, and/or investigation by or before any Tribunal, including, without limitation, proceedings, claims, lawsuits, and/or investigations under or pursuant to any environmental, occupational, safety and health, antitrust, unfair competition, securities, Tax or other Law, or under or pursuant to any contract, agreement or other instrument.

         "Loan Documents" means this Agreement, the Notes, the Security Agreement, the Pledge Agreement, any other Collateral Document, the Westar Guaranty, and any other document or agreement executed or delivered from time to time by the Borrower or any other Person in connection herewith or as security for the Obligations.

         "Material Adverse Effect" means any act or circumstance or event that
(a) could reasonably be expected to be material and adverse to the business, financial condition or results of operations of the Borrower, or (b) in any manner whatsoever does or could reasonably be expected to materially and adversely affect (i) the validity or enforceability of any Loan Document, (ii) the ability of the Borrower to perform its Obligations under the Loan Documents, or (iii) the rights and remedies of the Lenders or the Administrative Agent under any of the Loan Documents.

         "Necessary Authorization" means any right, franchise, license, permit, consent, approval or authorization from, or any filing or registration with, any Tribunal or any Person necessary or appropriate to enable the Borrower or any Subsidiary of the Borrower to maintain and operate its business and properties.

         "Notice of Borrowing" has the meaning specified in Section 2.2(a) hereof.

         "Obligations" means (a) all obligations of any nature (whether matured or unmatured, fixed or contingent) of the Borrower or any other Obligor to any Lender or the Administrative Agent under any of the Loan Documents as they may be amended from time to time, and (b) all obligations of the Borrower or any other Obligor for losses, damages, expenses or any other liabilities of any kind that any Lender may suffer by reason of a breach by the Borrower or any other Obligor of any obligation, covenant or undertaking with respect to any Loan Document payable by the Borrower or any other Obligor under any Loan Document.

         "Obligor" means the Borrower and Westar.

         "Participant" has the meaning specified in Section 10.6(c) hereof.

         "Participation" has the meaning specified in Section 10.6(c) hereof.

         "Payment Date" means the last day of the Interest Period for any LIBOR Advance.

         "Permitted Collateral Liens" means Liens described in clauses (b), (c),
(d) and (e) of the definition of "Permitted Liens" herein.

         "Permitted Liens" means, as applied to any Person:

         (a) Any Lien in favor of the Lenders to secure the Obligations hereunder;

         (b) Any Lien in favor of the lenders under the Existing Credit
Agreement;

         (c) Liens for taxes, assessments, governmental charges, levies or claims that are not yet delinquent or that are being diligently contested in good faith by appropriate proceedings in accordance with Section 5.6 of the Existing Credit Agreement and for which adequate reserves shall have been set aside on such Person's books, but only so long as no foreclosure, restraint, sale or similar proceedings have been commenced with respect thereto;

         (d) Liens of carriers, warehousemen, mechanics, laborers and materialmen and other similar Liens incurred in the ordinary course of business for sums not yet due or being contested in good faith, if such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

         (e) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or similar legislation;

         (f) Easements, right-of-way, restrictions and other similar encumbrances on the use of real property which do not interfere in any material respect with the ordinary conduct of the business of such Person;

         (g) Liens created to secure the purchase price of assets acquired (or existing on property at the time such property is acquired) by such Person or created to secure Indebtedness permitted by Section 7.1(c) or 7.1(h) of the Existing Credit Agreement, which is incurred solely for the purpose of financing the acquisition of such assets and incurred at the time of acquisition or which exists against such assets at the time of acquisition thereof, so long as each such Lien shall at all times be confined solely to the asset or assets so acquired (and proceeds thereof), and refinancings thereof so long as any such Lien remains solely on the asset or assets acquired (and the proceeds thereof) and the amount of Indebtedness related thereto is not increased;

         (h) Any Liens which are described on Schedule 2 of the Existing Credit Agreement, and Liens resulting from the refinancing of the related Indebtedness, provided that the Indebtedness secured thereby shall not be increased and the Liens shall not cover additional assets of the Borrower;

         (i) Liens arising from filing Uniform Commercial Code financing statements for precautionary purposes relating solely to true leases of personal property permitted by this Agreement under which the Borrower or any of its Subsidiaries is a lessee;

         (j) Any zoning or similar law or right reserved to or vested in any Tribunal to control or regulate the use of any real property;

         (k) Any other title or survey exception with respect to real property assets disclosed by any preliminary title report, title commitment report, survey or other search of title provided to the Administrative Agent in accordance with this Agreement unless disapproved by the Administrative Agent prior to the Agreement Date;

         (l) Liens incurred or deposits made to secure the performance of bids, tenders, leases, trade contracts (other than for Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

         (m) Any leases or subleases currently in effect, entered into in the ordinary course of business or entered into in compliance with the Loan Documents;

         (n) Liens created by such Person to secure Indebtedness permitted to be incurred by such Person pursuant to Section 7.1(l) of the Existing Credit Agreement, so long as such Lien shall at no time extend to any Collateral; and

         (o) Any replacements or renewals of Liens (but no increases in the Indebtedness secured thereby) permitted by clauses (g), (h), (i) and (n) hereof.

         "Person" means an individual, corporation, partnership, limited liability company, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

         "Pledge Agreement" means a pledge agreement related to certain one or more certificates of deposit owned by Westar Capital II, LLC, substantially in the form of Exhibit D hereto, as amended, modified, renewed, supplemented or restated from time to time.

         "Prime Rate" means, at any time, the prime interest rate announced or published by the Reference Lender from time to time as its reference rate for the determination of interest rates for loans of varying maturities in United States dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by the Reference Lender as its "prime rate;" it being understood that such rate may not be the lowest rate of interest charged by the Reference Lender.



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

         "Purchase Money Advance" means any Advance, the proceeds of which are incurred to finance the acquisition (including in the case of Capitalized Lease Obligations (as defined in the Existing Credit Agreement), the lease) of any personal tangible property which, in the reasonable judgment of the Board of Directors of the Borrower, is directly related to the business of the Borrower and which is incurred within 180 days of such acquisition.

         "Quarterly Date" means the last day of each March, June, September and December, beginning September 30, 1999.

         "Reference Lender" means Bank of America; provided that if Bank of America's commitment shall terminate and it shall have no Advances outstanding hereunder, Bank of America shall cease to be the Reference Lender, and Administrative Agent (after consultation with Borrower) shall, with notice to Borrower and Lenders, designate another Lender as the Reference Lender.

         "Release Date" means the date on which the Revolving Credit Notes have been paid, all other Obligations due and owing have been paid and performed in full, and the Revolving Credit Commitment has been terminated.

         "Responsible Officer" means, of any Person, the President, chief operating officer, chief executive officer, chief financial officer, treasurer or any other executive officer of such Person.

         "Revolving Commitment Maturity Date" means February 1, 2000, or the earlier date of termination in whole of the Revolving Credit Commitment pursuant to Section 2.6 or 7.2 hereof.

         "Revolving Credit Advance" means an Advance made pursuant to Section 2.1(a) hereof.

         "Revolving Credit Commitment" means $10,000,000 as reduced pursuant to
Section 2.6; provided, however, the Revolving Credit Commitment shall be automatically adjusted on October 15, 1999 to an amount equal to the greater of
(a) the aggregate principal amount of Revolving Credit Advances outstanding on such date (not to exceed the amount of the Revolving Credit Commitment in effect immediately prior to such adjustment) and (b) the value of Westar Collateral which is pledged on or prior to October 15, 1999 to secure the Obligations.

         "Revolving Credit Notes" means the promissory notes of Borrower evidencing Revolving Credit Advances hereunder, substantially in the form of Exhibit A hereto, together with any extension, renewal, or amendment thereof, or substitution therefor.

         "Revolving Credit Specified Percentage" means, as to any Lender, the percentage indicated beside its name on the signature pages hereof as its Revolving Credit Specified Percentage, or as adjusted or specified in any amendment to this Agreement or in any Assignment Agreement.

         "Rights" means rights, remedies, powers and privileges.

         "Security Agreement" means a security agreement relating to certain personal property assets of the Borrower, substantially in the form of Exhibit B hereto, as amended, modified, renewed, supplemented or restated from time to time.

         "Senior Subordinated Notes" means those certain senior subordinated notes of the Borrower due 2007 to be issued by the Borrower in connection with the Dogloo Transaction not to exceed $85,000,000, pursuant to the terms set forth in the Indenture of Trust dated as of September 19, 1997 by and between the Borrower and First Trust National Association, as trustee (the "Indenture").

         "Solvent" means, with respect to any Person, that as of the date of determination, (a) the fair saleable value of the assets of such Person is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person, and (c) such Person does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability discounted to present value at rates believed to be reasonable by such Person.

         "Special Counsel" means the law firm of Donohoe, Jameson & Carroll, P.C., or such other legal counsel as the Administrative Agent may select.

         "Subsidiary" of any Person means any corporation, partnership, joint venture, trust or estate or other Person of which (or in which) more than 50% of:

         (a) the outstanding capital stock having voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency),

         (b) the interest in the capital or profits of such partnership or joint venture,

         (c) the beneficial interest of such trust or estate, or

         (d) the equity interest of such other Person,

is at the time directly or indirectly owned by such Person, by such Person and one or more of its Subsidiaries or by one or more of such Person's Subsidiaries.

         "Tribunal" means any state, commonwealth, federal, foreign, territorial, or other court or government body, subdivision, agency, department, commission, board, bureau, or instrumentality of a governmental or other regulatory or public body or authority.

         "Westar" means, collectively, Westar Capital II, LLC, a Delaware limited liability company, and Westar Capital, a California limited partnership.

         "Westar Collateral" means the Collateral provided for in the Pledge Agreement.

         "Westar Consent" means the consent of the general partners of Westar to the Westar Guaranty.

         "Westar Guaranty" means that certain Continuing Guarantee, dated as of the Agreement Date, executed by Westar in favor of the Administrative Agent for the benefit of the Lenders, as amended, modified, supplemented or restated from time to time.

         "Westar Investment" means any equity or debt investment of cash in the Borrower (other than the purchase of warrants issued by the Borrower to Westar substantially currently therewith), the proceeds of which are used to prepay Advances with concurrent or prior written notice to the Administrative Agent from the Borrower and Westar that such payment is being made pursuant to Section 10 of the Westar Guaranty.

         "Westar Loan Approval" means that certain Guarantee Loan Approval attached to the Westar Guaranty as Exhibit A.

         Section 1.2 Amendments and Renewals. Each definition of an agreement in this Article 1 shall include such agreement as amended to date, and as amended or renewed from time to time in accordance with its terms, but only with the prior written consent of the Determining Lenders or all the Lenders as required pursuant to Section 10.11 hereof.

         Section 1.3 Construction. The terms defined in this Article 1 (except as otherwise expressly provided in this Agreement) for all purposes shall have the meanings set forth in Section 1.1 hereof, and the singular shall include the plural, and vice versa, unless otherwise specifically required by the context. All accounting terms used in this Agreement which are not otherwise defined herein shall be construed in accordance with GAAP on a consolidated basis for the Borrower and its Subsidiaries, unless otherwise expressly stated herein.


                                    ARTICLE 2

                                    Advances

         Section 2.1 The Advances.

         (a) Revolving Credit Advances. Each Lender severally agrees, upon the terms and subject to the conditions of this Agreement, to make Revolving Credit Advances to the Borrower from time to time in an aggregate amount not to exceed its Revolving Credit Specified Percentage of the

Revolving Credit Commitment for the purposes and as otherwise provided in
Section 2.1(c) hereof. Subject to Section 2.9 hereof, Revolving Credit Advances may be repaid and then reborrowed.

         (b) LIBOR Advances. Any Advance shall, at the option of the Borrower as provided in Section 2.2 hereof (and, in the case of LIBOR Advances, subject to the provisions of Article 8 hereof), be made as a Base Rate Advance or a LIBOR Advance; provided that there shall not be outstanding, at any one time, more than five LIBOR Advances.

         (c) General Advances and Purchase Money Advances. The proceeds of General Advances may be used for working capital and other general corporate purposes, including the purchase of tangible personal property. The aggregate amount of outstanding General Advances shall not exceed the lesser of (i) the result of the Revolving Credit Commitment minus the aggregate amount of Purchase Money Advances and (ii) the amount of General Advances permitted to be incurred pursuant to the Indenture. The aggregate amount of outstanding Purchase Money Advances shall not exceed the result of the Revolving Credit Commitment minus the aggregate amount of outstanding General Advances. The proceeds of Purchase Money Advances may only be used to finance tangible personal property as provided in the definition of such term.

         Section 2.2 Manner of Borrowing and Disbursement.

         (a) Base Rate Advances. In the case of Base Rate Advances, the Borrower, through an Authorized Signatory, shall give the Administrative Agent prior to 10:00 a.m., Dallas, Texas time, on the date of any proposed Base Rate Advance irrevocable written notice, or irrevocable telephonic notice followed immediately by written notice, in substantially the form of Exhibit C hereto (a "Notice of Borrowing") (provided, however, that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), of its intention to borrow a Base Rate Advance hereunder. Such Notice of Borrowing shall specify the requested funding date, which shall be a Business Day, the amount of the proposed aggregate Base Rate Advances to be made by Lenders, and whether such Base Rate Advance is a General Advance or a Purchase Money Advance.

         (b) LIBOR Advances. In the case of LIBOR Advances, the Borrower, through an Authorized Signatory, shall give the Administrative Agent at least three Business Days' irrevocable written notice, or irrevocable telephonic notice followed immediately by written notice (provided, however, that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given) pursuant to a Notice of Borrowing, of its intention to borrow a LIBOR Advance hereunder. Notice shall be given to the Administrative Agent prior to 10:00 a.m., Dallas, Texas time, in order for such Business Day to count toward the minimum number of Business Days required. LIBOR Advances shall in all cases be subject to Article 8 hereof. For LIBOR Advances, the notice of borrowing shall specify the requested funding date, which shall be a Business Day, the amount of the proposed aggregate LIBOR Advances to be made by Lenders, the Interest Period selected by the Borrower, provided that no such Interest Period shall extend past the Revolving Commitment Maturity Date or prohibit or impair the Borrower's ability to comply with Section 2.5 or 2.8 hereof and whether such LIBOR Advance is a General Advance or a Purchase Money Advance.

         (c) Continuation/Conversion. Subject to Sections 2.1 and 2.9 hereof, the Borrower shall have the option (i) to convert at any time all or any part of the outstanding Base Rate Advances to LIBOR Advances and all or any part of the outstanding LIBOR Advances to Base Rate Advances or (ii) upon expiration of any Interest Period applicable to a LIBOR Advance, to continue all or any portion of such LIBOR Advance equal to $500,000 and integral multiples of $500,000 in excess of that amount as a LIBOR Advance and the succeeding Interest Period(s) of such continued LIBOR Advance shall commence on the last day of the Interest Period of the LIBOR Advance to be continued; provided, however, (a) LIBOR Advances may only be converted into Base Rate Advances on the expiration date of the Interest Period applicable thereto and (b) notwithstanding anything in this Agreement to the contrary, no outstanding Advance may be continued as, or converted into, a LIBOR Advance when any Default or Event of Default has occurred and is continuing. At least three Business Days prior to a proposed conversion/continuation date, the Borrower, through an Authorized Signatory, shall give the Administrative Agent irrevocable written notice, or irrevocable telephonic notice followed immediately by written notice (provided, however, that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), stating (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount of the Advance to be converted/continued, (iii) in the case of a conversion to, or a continuation of, a LIBOR Advance, the requested Interest Period, and (iv) in the case of a conversion of a Base Rate Advance to a LIBOR Advance or continuation of a LIBOR Advance, stating that no Default or Event of Default has occurred and is continuing. If the Borrower shall fail to give any notice in accordance with this Section 2.2(c), the Borrower shall be deemed irrevocably to have requested that such LIBOR Advance be converted to a Base Rate Advance in the same principal amount. Notice shall be given to the Administrative Agent prior to 10:00 a.m., Dallas, Texas time, in order for such Business Day to count toward the minimum number of Business Days required.

         (d) Minimum Amount. The aggregate amount of Base Rate Advances to be made by the Lenders on any day shall be in a principal amount which is at least $500,000 and which is an integral multiple of $100,000; provided, however, that such amount may equal the unused amount of the Revolving Credit Commitment. The aggregate amount of LIBOR Advances having the same Interest Period and to be made by the Lenders on any day shall be in a principal amount which is at least $500,000 and which is an integral multiple of $250,000.

         (e) Notice and Disbursement. The Administrative Agent shall promptly notify the Lenders of each notice received from the Borrower pursuant to this Section. Each Lender shall, not later than 2:00 p.m., Dallas, Texas time, on the date of any Advance, deliver to the Administrative Agent, at its address set forth herein, such Lender's Specified Percentage of such Advance in immediately available funds in accordance with the Administrative Agent's instructions. Prior to 2:30 p.m., Dallas, Texas time, on the date of any Advance hereunder, the Administrative Agent shall, subject to satisfaction of the conditions set forth in Article 3, disburse the amounts made available to the Administrative Agent by the Lenders by (i) transferring such amounts by wire transfer pursuant to the Borrower's instructions, or (ii) in the absence of such instructions, crediting such amounts to the account of the Borrower maintained with the Administrative Agent. All Revolving Credit Advances shall be made by each Lender according to its Revolving Credit Specified Percentage.

         (f) Recharacterization of Advances. The Borrower may elect to recharacterize a General Advance as a Purchase Money Advance or a Purchase Money Advance as a General Advance pursuant to a notice delivered in writing to the Administrative Agent and Westar; provided that all requirements of this Agreement (including with respect to use of proceeds) are satisfied with respect to such Advance as so recharacterized.

         Section 2.3 Interest.

         (a) On Base Rate Advances.

                  (i) The Borrower shall pay interest on the outstanding unpaid principal amount of the Base Rate Advances outstanding from time to time, until such Base Rate Advances are due (whether at maturity, by reason of acceleration, by scheduled reduction, or otherwise) and repaid at a simple interest rate per annum equal to the Base Rate Basis for the Base Rate Advances as in effect from time to time. If at any time the Base Rate Basis would exceed the Highest Lawful Rate, interest payable on the Base Rate Advances shall be limited to the Highest Lawful Rate, but the Base Rate Basis shall not thereafter be reduced below the Highest Lawful Rate until the total amount of interest accrued on the Base Rate Advances equals the amount of interest that would have accrued if the Base Rate Basis had been in effect at all times.

                  (ii) Interest on the Base Rate Advances shall be computed on the basis of a year of 365 or 366 days, as appropriate, for the actual number of days elapsed, and shall be payable in arrears on each Quarterly Date and on the Revolving Commitment Maturity Date.

         (b) On LIBOR Advances.

                  (i) The Borrower shall pay interest on the unpaid principal amount of each LIBOR Advance, from the date such Advance is made until it is due (whether at maturity, by reason of acceleration, by scheduled reduction, or otherwise) and repaid, at a rate per annum equal to the LIBOR Basis for such LIBOR Advance. The Administrative Agent, whose determination shall be controlling in the absence of demonstrable error, shall determine the LIBOR Basis on the second Business Day prior to the applicable funding, conversion or continuation date and shall notify the Borrower and the Lenders of such LIBOR Basis.

                  (ii) Subject to Section 10.9 hereof, interest on each LIBOR Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed, and shall be payable in arrears on the applicable Payment Date and on the Revolving Commitment Maturity Date.

         (c) Interest After an Event of Default. (i) After an Event of Default (other than an Event of Default specified in Section 7.1(f) or (g) hereof) and during any continuance thereof, at the option of the Determining Lenders, and
(ii) after an Event of Default specified in Section 7.1(f) or (g) hereof and during any continuance thereof, automatically and without any action by the Administrative Agent or any Lender, the Obligations shall bear interest at a rate per annum equal to the Default Rate. Such interest shall be payable on the earlier of demand or the Revolving Commitment Maturity Date, and shall accrue until the earlier of (i) waiver or cure of the applicable Event of Default, (ii) agreement by the Determining Lenders to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations. The Lenders shall not be required to accelerate the maturity of the Advances, to exercise any other rights or remedies under the Loan Documents, or to give notice to the Borrower of the decision to charge interest at the Default Rate.

         Section 2.4 Revolving Commitment Fee. Subject to Section 10.9 hereof, the Borrower agrees to pay to the Administrative Agent, for the account of the Lenders according to their Revolving Credit Specified Percentages, a commitment fee of 0.25% per annum on the daily average Credit Agreement Unused Portion during the period commencing on August 17, 1999 and ending on the Revolving Credit Maturity Date. Such fee shall be (i) payable in arrears on each Quarterly Date and on the Revolving Commitment Maturity Date, (ii) fully earned when due and, subject to Section 10.9 hereof, nonrefundable when paid and (iii) subject to Section 10.9 hereof, computed on the basis of a 360-day year for the actual number of days elapsed.

         Section 2.5 Prepayments.

         (a) Prepayments Generally. Subject to Section 2.5(b) and 2.9 hereof, the Borrower shall have the right to prepay Advances under this Agreement.

         (b) Voluntary LIBOR Advance Prepayments. Upon three Business Days' prior telephonic notice (to be promptly followed by written notice) by an Authorized Signatory to the Administrative Agent, LIBOR Advances may be voluntarily prepaid but only so long as the Borrower concurrently reimburses the Lenders in accordance with Section 2.9 hereof. Any notice of prepayment shall be irrevocable.

         (c) Mandatory Prepayment. On or before the date of any reduction of the Revolving Credit Commitment, the Borrower shall prepay applicable outstanding Revolving Credit Advances in an amount necessary to reduce the sum of outstanding Revolving Credit Advances to an amount less than or equal to the Revolving Credit Commitment as so reduced. To the extent required by the immediately preceding sentence, the Borrower shall first prepay all Base Rate Advances and shall thereafter prepay LIBOR Advances. To the extent that any prepayment requires that a LIBOR Advance be repaid on a date other than the last day of its Interest Period, the Borrower shall reimburse each Lender in accordance with Section 2.9 hereof. To the extent that outstanding Revolving Credit Advances exceed the Revolving Credit Commitment after any reduction thereof, the Borrower shall repay any such excess amount and all accrued interest attributable to such excess Revolving Credit Advances on the date of such reduction.

         (d) Payments, Generally. Any prepayment of any Advance shall be accompanied by interest accrued on the principal amount being prepaid. Any voluntary partial payment of a Base Rate Advance shall be in a principal amount which is at least $250,000 and which is an integral multiple of $500,000. Any voluntary partial payment of a LIBOR Advance shall be in a principal amount which is at least $500,000 and which is an integral multiple of $250,000, and to the extent that any prepayment of a LIBOR Advance is made on a date other than the last day of its Interest Period, the Borrower shall reimburse each Lender in accordance with Section 2.9 hereof.

         Section 2.6 Reduction of Revolving Credit Commitment.

         (a) Voluntary Reduction. The Borrower shall have the right, upon not less than 5 Business Days' notice by an Authorized Signatory to the Administrative Agent (if telephonic, to be confirmed by telex or in writing on or before the date of reduction or termination), which shall promptly notify the Lenders, to terminate or reduce the Revolving Credit Commitment. Each partial termination shall be in an aggregate amount which is at least $1,000,000 and which is an integral multiple thereof, and no voluntary reduction in the Revolving Credit Commitment shall cause any LIBOR Advance to be repaid prior to the last day of its Interest Period unless the Borrower shall reimburse each Lender in accordance with Section 2.9 hereof.

         (b) Mandatory Reduction. On the date of receipt by the Administrative Agent of notice of a Westar Investment from the Borrower and Westar, the Revolving Credit Commitment shall be automatically reduced by the amount of the Westar Investment. On October 15, 1999, the Revolving Credit Commitment may be automatically reduced as provided in the proviso of the definition thereof. On the Revolving Commitment Maturity Date, the Revolving Credit Commitment shall be automatically reduced to zero.

         (c) General Requirements. Upon any reduction of the Revolving Credit Commitment pursuant to this Section but subject to Section 2.5(a) hereof, the Borrower shall immediately make a repayment of Revolving Credit Advances in accordance with Section 2.5(c) hereof. The Borrower shall reimburse each Lender in connection with any such payment in accordance with Section 2.9 hereof to the extent applicable. The Borrower shall not have any right to rescind any termination or reduction. Once reduced, the Revolving Credit Commitment may not be increased or reinstated.

         Section 2.7 Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Lender prior to the date of any proposed Advance (which notice shall be effective upon receipt) that such Lender does not intend to make the proceeds of such Advance available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such proceeds available to the Administrative Agent on such date, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such amount on demand from such Lender (or, if such Lender fails to pay such amount forthwith upon such demand, from the Borrower) together with interest thereon in respect of each day during the period commencing on the date such amount was available to the Borrower and ending on (but excluding) the date the Administrative Agent receives such amount from (a) the Lender, at a per annum rate equal to the lesser of (i) the Highest Lawful Rate or (ii) the Federal Funds Rate, or (b) the Borrower, at the per annum rate applicable at the time to such Advance. No Lender shall be liable for any other Lender's failure to fund an Advance hereunder.

         Section 2.8 Payment of Principal of Advances. To the extent not otherwise required to be paid earlier as provided herein, the principal amount of the Revolving Credit Advances shall be due and payable on the Revolving Commitment Maturity Date.

         Section 2.9 Reimbursement. Whenever any Lender shall sustain or incur any losses or reasonable out-of-pocket expenses in connection with (a) failure by the Borrower to borrow any LIBOR Advance after having given notice of its intention to borrow in accordance with Section 2.2 hereof (whether by reason of the Borrower's election not to proceed or the non-fulfillment of any of the conditions set forth in Article 3 hereof), (b) any prepayment for any reason of any LIBOR Advance in whole or in part (including, but not limited to, a prepayment pursuant to Section 8.3(b) hereof) on other than the last day of an Interest Period applicable to such LIBOR Advance, (c) any prepayment of any of its LIBOR Advances that is not made on any date specified in a notice of prepayment given by the Borrower or (d) the selling by such Lender (provided that such Lender was a Lender on the Agreement Date) of its rights and obligations under this Agreement to an Eligible Assignee within 180 days after the Agreement Date, the Borrower agrees to pay to any such Lender, within 30 days after demand by such Lender, an amount sufficient to compensate such Lender for all such losses (excluding loss of anticipated profits) and out-of-pocket expenses, subject to Section 10.9 hereof. A certificate as to any amounts payable to any Lender under this Section 2.9 submitted to the Borrower by such Lender shall certify that such amounts were actually incurred by such Lender and shall show in reasonable detail an accounting of the amount payable and the calculations used to determine in good faith such amount and shall be conclusive absent demonstrable error.

         Section 2.10 Manner of Payment.

         (a) Each payment (including prepayments) by the Borrower of the principal of or interest on the Advances, fees, and any other amount owed under this Agreement or any other Loan Document shall be made not later than 12:00 noon (Dallas, Texas time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's office, in lawful money of the United States of America constituting immediately available funds.

         (b) If any payment under this Agreement or any other Loan Document shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day, unless, with respect to a payment due in respect of a LIBOR Advance, such Business Day falls in another calendar month, in which case payment shall be made on the preceding Business Day. Any extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

         (c) The Borrower agrees to pay principal, interest, fees and all other amounts due under the Loan Documents without deduction for set-off or counterclaim or any deduction whatsoever.

         (d) All payments received by the Administrative Agent in respect of the Revolving Credit Advances pursuant to the Loan Documents (other than from other Lenders) shall be distributed to the Lenders in accordance with the Revolving Credit Percentages.

         Section 2.11 LIBOR Lending Offices. Each Lender's initial LIBOR Lending Office is set forth opposite its name in Schedule 1 attached hereto. Each Lender shall have the right at any time and from time to time to designate a different office of itself or of any Affiliate of such Lender as such Lender's LIBOR Lending Office, and to transfer any outstanding LIBOR Advance to such LIBOR Lending Office. No such designation or transfer shall result in any liability on the part of the Borrower for increased costs or expenses resulting solely from such designation or transfer (except any such transfer which is made by a Lender pursuant to Section 8.2 or 8.3 hereof, or otherwise for the purpose of complying with Applicable Law). Increased costs for expenses resulting from a change in law occurring subsequent to any such designation or transfer shall be deemed not to result solely from such designation or transfer.

         Section 2.12 Sharing of Payments. If any Lender shall obtain a payment (whether voluntary or involuntary, due to the exercise of any right of set-off, or otherwise) on account of its Advances (other than pursuant to Sections 2.14,
8.3 or 8.5) in excess of its share of payments made by the Borrower according to its Revolving Credit Specified Percentage, such Lender shall purchase from each other Lender such participation in the Advances made by such other Lender as shall be necessary to cause such purchasing Lender to share a ratable portion of the excess payment with each other Lender (based on its Revolving Credit Specified Percentage); provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section, to the fullest extent permitted by law, may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

         Section 2.13 Calculation of LIBOR Rate. The provisions of this Agreement relating to calculation of the LIBOR Rate are included only for the purpose of determining the rate of interest or other amounts to be paid hereunder that are based upon such rate, it being understood that each Lender shall be entitled to fund and maintain its funding of all or any part of a LIBOR Advance as it sees fit.

         Section 2.14 Taxes.

         (a) Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.10, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges and withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, (i) taxes imposed on, based upon or measured by its overall net income, net worth or capital, and franchise taxes, doing business taxes or minimum taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or in which it has its applicable lending office or any political subdivision thereof; (ii) taxes imposed by reason of failure by the Lender or the Administrative Agent to comply with the requirements of paragraph (e) of this Section 2.14; and (iii) in the case of any Lender, any taxes in the nature of transfer, stamp, recording or documentary taxes resulting from a transfer (other than as a result of foreclosure) by such Lender of all or any portion of its interest in this Agreement, the Notes or any other Loan Documents (all such non- excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by Law to deduct or withhold any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, to the extent not prohibited by Applicable Law, (x) the sum payable shall be increased as may be necessary so that after making all required deductions for Taxes (including deductions applicable to additional sums payable under this Section 2.14) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (y) the Borrower shall make such deductions and (z) the Borrower shall pay the full amount of Taxes deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

         (b) In addition, the Borrower agrees to pay any and all stamp and documentary taxes and any and all other excise and property taxes, charges and similar levies (other than taxes described in clause (iii) of the first sentence of Section 2.14(a)) that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

         (c) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.14) paid by such Lender or the Administrative Agent (as the case may be) and all liabilities (including penalties, additions to tax, interest and reasonable expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted, other than penalties, additions to tax, interest and expenses which are finally judicially determined by a court of competent jurisdiction to have arisen as a result of gross negligence or wilful misconduct on the part of such Lender or the Administrative Agent. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

         (d) As soon as practicable after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof. For purposes of this Section 2.14 the terms "United States" and "United States Person" shall have the meanings set forth in Section 7701 of the Code.

         (e) Each Lender which is not a United States Person hereby agrees that:

                  (i) it shall, no later than the Agreement Date (or, in the case of a Lender which becomes a party hereto pursuant to Section 10.6 after the Agreement Date, the date upon which such Lender becomes a party hereto) and at such times as necessary in the reasonable determination of the Borrower, deliver to the Borrower through the Administrative Agent, with a copy to the Administrative Agent:

                  (A) if any lending office is located in the United States, two (2) accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor form thereto ("Form 4224"),

                  (B) if any lending office is located outside the United States, two (2) accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor form thereto ("Form 1001"), in each case establishing that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest, fees, or other amounts payable at such lending office or lending offices under this Agreement or any other Loan Document free from deduction or withholding of United States federal income tax;

                  (ii) if at any time such Lender changes its lending office or lending offices or selects an additional lending office it shall, at the same time or reasonably promptly thereafter, but only to the extent the forms previously delivered by it hereunder are not effective with respect to such changed or additional lending office or lending offices, deliver to the Borrower through the Administrative Agent, with a copy to the Administrative Agent, in replacement for the forms previously delivered by it hereunder:

                  (A) if such changed or additional lending office is located in the United States, two (2) accurate and complete signed originals of Form 4224; or

                  (B) otherwise, two (2) accurate and complete signed originals of Form 1001,

         in each case establishing that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest, fees, or other amounts payable at such changed or additional lending office under this Agreement or any other Loan Document free from deduction of withholding of United States federal income tax;

                  (iii) it shall, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in clause (ii) above) requiring a change in the most recent Form 4224 or Form 1001 previously delivered by such Lender and if the delivery of the same be lawful, deliver to the Borrower through the Administrative Agent, with a copy to the Administrative Agent, two (2) accurate and complete original signed copies of Form 4224 or Form 1001, in each case establishing that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest, fees, or other amounts payable under this Agreement or any other Loan Document free from deduction or withholding of United States federal income tax, in replacement for the forms previously delivered by such Lender;

                  (iv) it shall, promptly upon the request of the Borrower to that effect, deliver to the Borrower such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes;

                  (v) it shall notify the Borrower promptly after any event (including an amendment to or a change in any applicable law or regulation or in the written interpretation thereof by any regulatory authority or any judicial authority or by ruling applicable to such Lender of any governmental authority charged with the interpretation or administration of any law) shall occur that results in such Lender no longer being capable of receiving payments under this Agreement without any deduction or withholding of United States federal income tax; and

                  (vi) if such Lender is not a "bank" or other person described in Section 881(c)(3) of the Code and cannot deliver either Form 4224 or Form 1001, a statement that such Lender is not a "bank" under Section 881(c)(3)(A) of the Code and two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender.

         (f) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.14 shall survive the payment in full of the Obligations.

         (g) Each Lender (and the Administrative Agent with respect to payments to the Administrative Agent for its own account) agrees that (i) it will take all reasonable actions by all usual means to maintain all exemptions, if any, available to it from United States withholding taxes (whether available by treaty, existing administrative waiver or by virtue of the location of any Lender's lending office), (ii) it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its lending office, if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Lender, be disadvantageous to such Lender, and (iii) otherwise cooperate with the Borrower (in a manner that is not disadvantageous to such Lender in its sole discretion) to minimize amounts payable by the Borrower under this Section 2.14; provided, however, no Lender nor the Administrative Agent shall be obligated by reason of this Section 2.14(g) to (a) disclose any information regarding its tax affairs or tax computations or reorder its tax or other affairs or tax or other planning or (b) contest the payment of any Taxes or Other Taxes. Subject to the foregoing, to the extent the Borrower pays sums pursuant to this Section 2.14 and the Lender or the Administrative Agent receives a refund of any or all of such sums, the party receiving such refund shall promptly pay over all such refunded sums to the Borrower, provided that no Default or Event of Default is in existence at such time. At such time, if any, that such Default or Event of Default is cured or waived, the party receiving such refund shall promptly pay over all such refunded sums to the Borrower.

         (h) If the Borrower becomes obligated to pay additional amounts described in this Section 2.14 to any Lender, the Borrower may designate a financial institution reasonably acceptable to the Administrative Agent to replace such Lender by purchasing for cash and receiving an assignment of such Lender's pro rata share of the Commitments and the Rights of such Lender under the Loan Documents without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding amounts owed to such Lender (including such additional amounts owing to such Lender pursuant to this Section 2.14). Upon execution of an Assignment Agreement, such other financial institution shall be deemed to be a "Lender" for all purposes of this Agreement as set forth in Section 10.6 hereof.


         Section 2.15 Pari Passu. Nothing provided in this Agreement or any other Loan Document shall cause the Obligations under this Agreement to be senior or superior in any manner to the Obligations (as defined in the Existing Credit Agreement) under the Existing Credit Agreement, it being understood that the Obligations under this Agreement and the Obligations (as defined in the Existing Credit Agreement) under the Existing Credit Agreement are of equal rank and priority and are otherwise pari passu for all purposes.


                                    ARTICLE 3

                              Conditions Precedent

         Section 3.1 Conditions Precedent to the Initial Advances. The obligation of each Lender to make the initial Advance is subject to (i) receipt by the Administrative Agent of the following items which are to be delivered, in form and substance satisfactory to each Lender, with a copy (except for the Revolving Credit Notes and this Agreement) for each Lender, and (ii) satisfaction of the following conditions which are to be satisfied:

         (a) A loan certificate of the Borrower certifying as to the accuracy of its representations and warranties in the Loan Documents, certifying that no Default or Event of Default has occurred, and including a certificate of incumbency with respect to each Authorized Signatory, and including (i) a copy of the articles of incorporation of the Borrower, certified to be true, complete and correct by the Secretary of State of Texas, (ii) a copy of a certificate of good standing and a certificate of existence for its state of Texas, (iii) a copy of the Borrower's bylaws, certified to be true, complete and correct by its secretary or general partner, as the case may be, and (iv) a copy of corporate or similar resolutions authorizing the execution, delivery and performance of the Loan Documents to be executed by the Borrower;

         (b) a duly executed Revolving Credit Note payable to the order of each Lender and in an amount for each Lender equal to its Revolving Credit Specified Percentage;

         (c) opinions of counsel to each Obligor addressed to the Lenders and in form and substance satisfactory to the Lenders, dated the Agreement Date, and covering such matters incident to the transactions contemplated hereby as the Administrative Agent or Special Counsel may reasonably request;

         (d) reimbursement for the Administrative Agent for Special Counsel's reasonable and customary fees (on an hourly basis) and expenses rendered through the date hereof, to the extent invoiced one Business Day prior to the Agreement Date;

         (e) evidence that all proceedings of each Obligor taken in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Administrative Agent and Special Counsel; and the Lenders shall have received copies of all documents or other evidence which the Administrative Agent or Special Counsel may reasonably request in connection with such transactions;

         (f) the duly completed and executed Westar Consent and Westar Guaranty;

         (g) the duly executed and completed Security Agreement, dated as of the Agreement Date, granting a Lien, in all Collateral covered thereby, together with related financing statements;

         (h) a duly executed amendment to the Existing Credit Agreement, in form and substance satisfactory to the Borrower and the Administrative Agent;

         (i) duly executed and completed Pledge Agreement, dated as of the Agreement Date, granting a Lien in all Collateral covered thereby (which shall initially include a certificate of deposit in the face amount of $5,000,000 with a maturity of 30 days issued by a financial institution reasonably acceptable to the Administrative Agent), together with such certificate of deposit and executed, blank bond powers;

         (j) a letter from George Argyros, in form and substance reasonably satisfactory to the Administrative Agent, regarding his future investments in Westar; and

         (k) in form and substance reasonably satisfactory to the Administrative Agent and Special Counsel, such other documents, instruments and certificates as the Administrative Agent or any Lender may reasonably require in connection with the transactions contemplated hereby, including without limitation, evidence of the status, organization or authority of the Borrower, and the enforceability of the Obligations.

         Section 3.2 Conditions Precedent to All Advances. The obligation of each Lender to make each Advance hereunder (including the initial Advance) is subject to fulfillment of the following conditions immediately prior to or contemporaneously with each such Advance or issuance:

         (a) With respect to each Advance, all of the representations and warranties of the Borrower under this Agreement, which, pursuant to Section 4.2 hereof, are made at and as of the time of each such Advance, shall be true and correct, both before and after giving effect to the application of the proceeds of the Advance, except as otherwise expressly provided in said Section 4.2 hereof.

         (b) The incumbency of the Authorized Signatories shall be as stated in the certificate of incumbency delivered in the Borrower's loan certificate pursuant to Section 3.1(a) or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative Agent. The Lenders may, without waiving this condition, consider it fulfilled and a representation by the Borrower made to such effect if no written notice to the contrary, dated on or before the date of such Advance, is received by the Administrative Agent from the Borrower prior to the making of such Advance;

         (c) There shall not exist a Default or Event of Default hereunder;

         (d) The aggregate Advances, after giving effect to such proposed Advance, shall not exceed the maximum principal amount then permitted to be outstanding hereunder;

         (e) No order, judgment, injunction or decree of any Tribunal shall purport to enjoin or restrain any Lender from making any Advance;

         (f) There shall be no Litigation pending against, or, to the Borrower's current actual knowledge, threatened against the Borrower or any of its Subsidiaries, or in any other manner relating directly and adversely to the Borrower or any of its Subsidiaries, or any of their respective properties, in any court or before any arbitrator of any kind or before or by any governmental body which could reasonably be expected to have a Material Adverse Effect;

         (g) There shall have occurred no material adverse change in the business, assets, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries, taken as a whole, since June 30, 1999; and

         (h) After giving effect to the making of such Advances, the following statements shall be true and correct and the Borrower shall be deemed to represent and warrant as of such date as follows:

                  (i) such requested Advances are permitted "Indebtedness" (as such term is defined in the Indenture);

                  (ii) upon the making of each requested Advance, no Event of Default (as defined in the Indenture) shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such increase of "Indebtedness"; and

                  (iii) all Advances under this Agreement are "Senior Debt" as defined in the Indenture; and

         (i) Westar shall shave delivered an executed Westar Loan Approval for such proposed Advance.

         Section 3.3 Conditions Precedent to Conversions and Continuations. The obligation of the Lenders to convert any existing Base Rate Advance into a LIBOR Advance or to continue any existing LIBOR Advance is subject to the condition precedent that on the date of such conversion or continuation no Default or Event of Default shall have occurred and be continuing or would result from the making of such conversion or continuation. The acceptance of the benefits of each such conversion and continuation shall constitute a representation and warranty by the Borrower to each of the Lenders that no Default or Event of Default shall have occurred and be continuing or would result from the making of such conversion or continuation.


                                    ARTICLE 4

                         Representations and Warranties

         Section 4.1 Representations and Warranties. The Borrower hereby represents and warrants to each Lender as follows:

         (a) Authorization. The Borrower has legal power and has taken all necessary legal action to authorize it to borrow hereunder. The Borrower has legal power and has taken all necessary legal action to execute, deliver and perform the Loan Documents to which it is party in accordance with the terms thereof, and to consummate the transactions contemplated thereby. Each Loan Document has been duly executed and delivered by the Borrower. Each of the Loan Documents to which the Borrower is a party is a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject, to enforcement of remedies, to the following qualifications: (i) equitable principles generally, and (ii) Debtor Relief Laws (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower).

         (b) Compliance with Other Loan Documents and Contemplated Transactions. The execution, delivery and performance by the Borrower of the Loan Documents, and the consummation of the transactions contemplated thereby, do not and will not (i) require any consent or approval necessary on or prior to the Agreement Date not already obtained, except to the extent that the failure to obtain such consent or approval could not reasonably be expected to have a Material Adverse Effect, (ii) violate any Applicable Law, (iii) conflict with, result in a breach of, or constitute a default under the certificate of incorporation or by-laws or other applicable organizational documents of the Borrower, (iv) conflict with, result in a breach of, or constitute a default under any indenture, agreement (other than the Existing Credit Agreement for which a consent has been obtained) or other instrument, to which the Borrower is a party or by which they or its properties may be bound, the effect of which could reasonably be expected to have a Material Adverse Effect, or (v) result in or require the creation or imposition of any Lien (other than Liens in favor of the Lenders to secure the Obligations hereunder) upon or with respect to any property now owned or hereafter acquired by the Borrower.

         (c) Solvency. The Borrower is Solvent.

         (d) Disclosure. All factual information furnished by the Borrower in writing to the Administrative Agent or any Lender in connection with this Agreement or the other Loan Documents is, and all other such factual information hereafter furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and no incomplete by omitting to state any material fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided. There is no fact known to the Borrower and not known to the public generally that could reasonably be expected to have a Material Adverse Effect, which has not been set forth in this Agreement or in the documents, certificates and statements furnished to the Lenders by or on behalf of the Borrower prior to the date hereof in connection with the transaction contemplated hereby.

         (e) Compliance with Law. The Borrower is in compliance in all respects with all Applicable Laws, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

         (f) Litigation. There is no Litigation pending against, or, to the Borrower's current actual knowledge, threatened against the Borrower, or in any other manner relating directly and adversely to the Borrower, or any of its properties, in any court or before any arbitrator of any kind or before or by any governmental body which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

         (g) Taxes. All federal, state and other tax returns of the Borrower required by law to be filed have been duly filed, or extensions have been timely filed, and all Taxes shown to be due and payable on such returns, have been paid, unless the same are being diligently contested in accordance with Section
5.6 of the Existing Credit Agreement.

         (h) Absence of Default. The Borrower is in compliance in all material respects with all of the provisions of its certificate of incorporation, by-laws and other organizational documents, and no event has occurred or failed to occur, which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or which with the passage of time or giving of notice or both would constitute, (i) an Event of Default (which has not been waived) or (ii) a default (which has not been waived) by the Borrower under any indenture, agreement or other instrument, or any judgment, decree or order to which the Borrower or by which it or any of its properties is bound (other than Events of Default (as defined in the Existing Credit Agreement) under the Existing Credit Agreement which are not specifically listed in Section 7.1(h) of this Agreement), the result of which with respect to any default set forth in clause (ii) could reasonably be expected to have a Material Adverse Effect.

         Section 4.2 Survival of Representations and Warranties, etc. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date and at and as of the date of each Advance, and each shall be true and correct in all material respects when made, except to the extent (a) previously fulfilled in accordance with the terms hereof, (b) previously waived in writing by the Determining Lenders with respect to any particular factual circumstance or permitted by the terms of this Agreement or (c) such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such date. All such representations and warranties shall survive, and not be waived by, the execution hereof by any Lender, any investigation or inquiry by any Lender, or by the making of any Advance under this Agreement.


                                    ARTICLE 5

                                    Indemnity

         Section 5.1 Indemnity.

         (a) THE BORROWER AGREES TO DEFEND, PROTECT, INDEMNIFY AND HOLD HARMLESS THE ADMINISTRATIVE AGENT, EACH LENDER, EACH OF THEIR RESPECTIVE AFFILIATES, AND EACH OF THEIR RESPECTIVE (INCLUDING SUCH AFFILIATES') OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS AND CONSULTANTS (INCLUDING, WITHOUT LIMITATION, THOSE RETAINED IN CONNECTION WITH THE SATISFACTION OR ATTEMPTED SATISFACTION OF ANY OF THE CONDITIONS SET FORTH HEREIN) OF EACH OF THE FOREGOING (COLLECTIVELY, "INDEMNITEES") FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, REASONABLE COSTS, REASONABLE OUT-OF-POCKET EXPENSES AND REASONABLE DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL FOR SUCH INDEMNITEES IN CONNECTION WITH ANY INVESTIGATIVE, ADMINISTRATIVE OR JUDICIAL PROCEEDING, WHETHER OR NOT SUCH INDEMNITEES SHALL BE DESIGNATED A PARTY THERETO), IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST SUCH INDEMNITEES (WHETHER DIRECT, INDIRECT OR CONSEQUENTIAL AND WHETHER BASED ON ANY FEDERAL, STATE, OR LOCAL LAWS AND

REGULATIONS, UNDER COMMON LAW OR AT EQUITABLE CAUSE, OR ON CONTRACT, TORT OR OTHERWISE, ARISING FROM OR CONNECTED WITH THE PAST, PRESENT OR FUTURE OPERATIONS OF THE BORROWER OR ANY SUBSIDIARY OF THE BORROWER OR THEIR RESPECTIVE PREDECESSORS IN INTEREST, OR THE PAST, PRESENT OR FUTURE ENVIRONMENTAL CONDITION OF PROPERTY OF THE BORROWER OR ANY SUBSIDIARY OF THE BORROWER), RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR ANY ACT, EVENT OR TRANSACTION OR ALLEGED ACT, EVENT OR TRANSACTION RELATING THERETO, INCLUDING IN CONNECTION WITH, OR AS A RESULT, IN WHOLE OR IN PART, OF ANY ORDINARY OR MERE NEGLIGENCE OF ADMINISTRATIVE AGENT OR ANY LENDER (OTHER THAN THOSE MATTERS RAISED EXCLUSIVELY BY A PARTICIPANT AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER AND NOT THE BORROWER), OR THE USE OR INTENDED USE OF THE PROCEEDS OF THE ADVANCES OR LETTERS OF CREDIT HEREUNDER, OR IN CONNECTION WITH ANY INVESTIGATION OF ANY POTENTIAL MATTER COVERED HEREBY, BUT EXCLUDING (i) ANY CLAIM OR LIABILITY THAT ARISES AS THE RESULT OF THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF ANY INDEMNITEE, AS FINALLY JUDICIALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, (ii) ANY CLAIM OR LIABILITY THAT ARISES AS THE DIRECT RESULT OF THE OPERATION OF THE PROPERTY OF THE BORROWER OR ANY SUBSIDIARY OF THE BORROWER BY ANY OF THE LENDERS AFTER TAKING POSSESSION THEREOF BY FORECLOSURE OR BY TRANSFER IN LIEU OF FORECLOSURE (PROVIDED THAT SUCH CLAIM OR LIABILITY DOES NOT RELATE TO ANY CONDITION EXISTING ON SUCH PROPERTY PRIOR TO FORECLOSURE OR TRANSFER IN LIEU OF FORECLOSURE), AND (iii) MATTERS RAISED BY ONE LENDER AGAINST ANOTHER LENDER OR BY ANY SHAREHOLDERS OF A LENDER AGAINST A LENDER OR ITS MANAGEMENT (COLLECTIVELY, EXCEPT FOR THE MATTERS REFERRED TO CLAUSES (i), (ii) OR (iii) ABOVE, "INDEMNIFIED MATTERS", AND THE MATTERS REFERRED TO IN CLAUSES
(i), (ii) OR (iii) ABOVE, COLLECTIVELY, "EXCLUDED MATTERS"). TO THE EXTENT THAT ANY INDEMNIFIED MATTER INVOLVES ONE OR MORE INDEMNITEES, SUCH INDEMNITEES SHALL USE THE SAME LEGAL COUNSEL UNLESS ANY INDEMNITEE IN ITS REASONABLE DISCRETION DETERMINES THAT CONFLICTS EXIST OR MAY ARISE IN CONNECTION WITH SUCH REPRESENTATION.

         (b) WITHOUT DUPLICATION, THE BORROWER SHALL PERIODICALLY, UPON REQUEST, REIMBURSE EACH INDEMNITEE FOR ITS REASONABLE OUT-OF- POCKET LEGAL AND OTHER ACTUAL REASONABLE EXPENSES (INCLUDING THE REASONABLE COST OF ANY INVESTIGATION AND PREPARATION) INCURRED IN CONNECTION WITH ANY INDEMNIFIED MATTER; PROVIDED THAT SUCH INDEMNITEE SHALL PROVIDE ADEQUATE DOCUMENTATION OF SUCH EXPENSES; PROVIDED, FURTHER, THAT IF AN INDEMNITEE IS REIMBURSED

HEREUNDER FOR SUCH AMOUNT, THE AMOUNT SO PAID SHALL BE REFUNDED TO THE BORROWER IF AND TO THE EXTENT IT IS FINALLY JUDICIALLY DETERMINED THAT THE INDEMNIFIED MATTER IN QUESTION WAS AN EXCLUDED MATTER. THE REIMBURSEMENT, INDEMNITY AND CONTRIBUTION OBLIGATIONS UNDER THIS SECTION SHALL BE IN ADDITION TO ANY LIABILITY WHICH THE BORROWER MAY OTHERWISE HAVE, SHALL EXTEND UPON THE SAME TERMS AND CONDITIONS TO EACH INDEMNITEE, AND SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF ANY SUCCESSORS, ASSIGNS, HEIRS AND PERSONAL REPRESENTATIVES OF THE BORROWER, THE ADMINISTRATIVE AGENT, THE LENDERS AND ALL OTHER INDEMNITEES. THIS SECTION SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT AND PAYMENT OF THE OBLIGATIONS.


                                    ARTICLE 6

                                    Covenants

         Until the termination of the Revolving Credit Commitment and payment of all outstanding Obligations in full, the Borrower will comply with all of the covenants and agreements set forth in Articles 5 (other than Sections 5.8 and 5.9 thereof), 6 and 7 (other than Sections 7.11, 7.12 or 7.13 prior to September 30, 1999) of the Existing Credit Agreement as in effect on the Agreement Date. For purposes of this Agreement, all of the covenants and agreement of the Borrower set forth in Articles 5 (other than Sections 5.8 and 5.9 thereof), 6 and 7 (other than Sections 7.11, 7.12 or 7.13 prior to September 30, 1999) of the Existing Credit Agreement and all definitions relating thereto are hereby reaffirmed and adopted by the Borrower and are incorporated herein as written and agreed upon as of the Agreement Date, and as may be hereafter amended, modified or waived pursuant to the terms thereof, mutatis mutandis. In the event of termination of the Existing Credit Agreement prior to the payment full of all Obligations under this Agreement and termination of the Revolving Credit Commitment, the Borrower covenants and agrees that the covenants and agreements of the Borrower contained in Articles 5 (other than Sections 5.8 and 5.9 thereof), 6 and 7 (other than Sections 7.11, 7.12 or 7.13 prior to September 30,
1999) of the Existing Credit Agreement shall nevertheless remain in full force and effect and be binding upon the Borrower, and the Borrower shall continue to perform, observe and comply with all of the covenants and agreements of the Borrower set forth in Articles 5 (other than Sections 5.8 and 5.9 thereof), 6 and 7 (other than Sections 7.11, 7.12 or 7.13 prior to September 30, 1999) of the Existing Credit Agreement. If the Borrower delivers the applicable quarterly or annual financial statements in accordance with Section 6.3 of the Existing Credit Agreement (as incorporated by reference herein) in a timely manner, the Borrower's compliance or non-compliance with Sections 7.11, 7.12 and 7.13 of the Existing Credit Agreement incorporated by reference herein as of the date of such financial statements shall be based upon the information set forth in such financial statements absent error.

                                    ARTICLE 7

                                     Default

         Section 7.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event, and whether voluntary, involuntary, or effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

         (a) Any representation or warranty made under any Loan Document shall prove to have been incorrect or misleading in any material respect when made;

         (b) The Borrower shall fail to pay any (i) principal under any Revolving Credit Note when due; or (ii) interest under any Revolving Credit Note or any fees payable hereunder or any other costs, fees, expenses or other amounts payable hereunder or under any other Loan Document within the earlier of
(A) three Business Days after the date due or (B) one Business Day after written notice thereof from the Administrative Agent;

         (c) The Borrower shall default in the performance or observance of any agreement or covenant contained in Section 5.1 hereof or in Article 7 of the Existing Credit Agreement to the extent incorporated by reference herein as provided in Article 6 hereof;

         (d) Any Obligor shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 7.1, and such default shall not be cured within a period of thirty days after the earlier of notice from the Administrative Agent thereof or actual notice thereof by a Responsible Officer of any Obligor;

         (e) Any Obligor shall default in the performance or observance of any agreement or covenant in any of the Loan Documents (other than this Agreement) and such default shall not be cured within a period of thirty days after the earlier of notice from the Administrative Agent thereof or actual notice thereof by a Responsible Officer of any Obligor;

         (f) There shall be commenced an involuntary proceeding or an involuntary petition shall be filed in a court having competent jurisdiction seeking (i) relief in respect of any Obligor, or a substantial part of the property or the assets of such Obligor, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal, state or foreign bankruptcy law or other similar law, (ii) the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of any Obligor, or of any substantial part of their respective properties, or (iii) the winding-up or liquidation of the affairs of any Obligor, and any such proceeding or petition shall continue unstayed and in effect for a period of forty-five consecutive days;

         (g) Any Obligor shall (i) file a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal, state or foreign bankruptcy law or other similar law, (ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of any Obligor or of substantially all of its properties, (iii) file an answer admitting the material allegations filed against it in any such proceeding, (iv) make a general assignment for the benefit of creditors, (v) become unable, admit in writing its inability, or fail generally, to pay its debts as they become due, or (vi) any Obligor shall take any corporate or other legal action in furtherance of any such action;

         (h) An Event of Default (as defined in the Existing Credit Agreement) under Section 8.1(b), 8.1(h), 8.1(i), 8.1(j) (but excluding a default with respect to the Existing Credit Agreement unless the debt thereunder is accelerated) or 8.1(n) shall occur and be continuing pursuant to the Existing Credit Agreement;

         (i) Any provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against any party to it (other than the Administrative Agent or any Lender) other than in accordance with its terms, or any such party (other than the Administrative Agent or any Lender) shall so assert in writing; or

         (j) Any Collateral Document shall for any reason cease to create a valid and perfected second priority Lien (subject only to a first Lien in favor of the lenders under the Existing Credit Agreement) in any Collateral subject thereto, other than as expressly provided or permitted in such Collateral Document or in this Agreement.

         Section 7.2 Remedies. If an Event of Default shall have occurred and shall be continuing:

         (a) With the exception of an Event of Default specified in Section 7.1(f) or (g) hereof, the Administrative Agent may at its election (provided that the Administrative Agent has not previously received notice to the contrary from the Determining Lenders), and shall upon the direction of the Determining Lenders, terminate the Revolving Credit Commitment and/or declare the principal of and interest on the Advances and all Obligations and other amounts owed under the Loan Documents to be forthwith due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, except for notices expressly set forth in the Loan Documents.

         (b) Upon the occurrence of an Event of Default specified in Section 7.1(f) or (g) hereof, such principal, interest and other amounts shall thereupon and concurrently therewith become due and payable and the Revolving Credit Commitment shall forthwith terminate, all without any action by the Administrative Agent, any Lender or any holders of the Revolving Credit Notes and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in the Loan Documents to the contrary notwithstanding.

         (c) The Administrative Agent and the Lenders may exercise all of the Rights granted to them under the Loan Documents or under Applicable Law.

         (d) The Rights of the Administrative Agent and the Lenders hereunder shall be cumulative, and not exclusive.


                                    ARTICLE 8

                            Changes in Circumstances

         Section 8.1 LIBOR Basis Determination Inadequate. If with respect to any proposed LIBOR Advance for any Interest Period, (i) any Lender determines that deposits in dollars (in the applicable amount) are not being offered to that Lender in the relevant market for such Interest Period or (ii) the Determining Lenders determine that the LIBOR Rate for such proposed LIBOR Advance does not adequately cover the cost to such Lender of making and maintaining such proposed LIBOR Advance for such Interest Period, such Lender or Determining Lenders, as the case may be, shall forthwith give notice thereof to the Borrower, whereupon until such Lender or Determining Lenders, as the case may be, notify the Borrower that the circumstances giving rise to such situation no longer exist, the obligation of such Lender to make LIBOR Advances shall be suspended; provided, however, such Lender or the Determining Lenders, as the case may be, shall promptly notify the Borrower if the circumstances giving rise to such situation no longer exist.

         Section 8.2 Illegality. If after the Agreement Date any change in applicable law, rule or regulation, or adoption thereof, or any change in any interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for such Lender (or its LIBOR Lending Office) to make, maintain or fund its LIBOR Advances, such Lender shall so notify the Borrower and the Administrative Agent. Before giving any notice to the Borrower pursuant to this Section, the notifying Lender shall designate a different LIBOR Lending Office or other lending office if such designation will avoid the need for giving such notice and will not, in the sole judgment of the Lender, be materially disadvantageous to the Lender. Upon receipt of such notice, notwithstanding anything contained in Article 2 hereof, the Borrower shall repay in full the then outstanding principal amount of each LIBOR Advance owing to the notifying Lender, together with accrued interest thereon and any reimbursement required under Section 2.9 hereof, on either (a) the last day of the Interest Period applicable to such Advance, if the Lender may lawfully continue to maintain and fund such Advance to such day, or (b) immediately, if the Lender may not lawfully continue to fund and maintain such Advance to such day or if the Borrower so elects. Concurrently with repaying each affected LIBOR Advance owing to such Lender if the Borrower does not terminate this Agreement, notwithstanding anything contained in Article 2 hereof, the Borrower may, without any requirement to satisfy the conditions precedent set forth in Section 3.1, 3.2 or 3.3, borrow a Base Rate Advance from such Lender, and such Lender shall make such Base Rate Advance, in an amount such that the outstanding principal amount of the Advances owing to such Lender shall equal the outstanding principal amount of the Advances owing immediately prior to such repayment.

         Section 8.3 Increased Costs.

         (a) If after the Agreement Date any change in or adoption of any law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Lender (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or compatible agency:

                  (i) shall subject a Lender (or its LIBOR Lending Office) to any Tax (net of any tax benefit engendered thereby) with respect to its LIBOR Advances or its obligation to make such Advances, or shall change the basis of taxation of payments to a Lender (or to its LIBOR Lending Office) of the principal of or interest on its LIBOR Advances or in respect of any other amounts due under this Agreement, as the case may be, or its obligation to make such Advances (except for changes in (A) the rate of tax on the overall net income, net worth or capital of the Lender and franchise taxes, doing business taxes or minimum taxes imposed upon such Lender and (B) withholding taxes of any Tribunal other than the United States of America or any state thereof); or

                  (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, a Lender's LIBOR Lending Office or shall impose on the Lender (or its LIBOR Lending Office) or on the London interbank market any other condition affecting its LIBOR Advances or its obligation to make such Advances (but excluding any reserves or deposits that are included in the calculation of LIBOR Basis);

and the result of any of the foregoing is to increase the cost to a Lender (or its LIBOR Lending Office) of making or maintaining any LIBOR Advances, or to reduce the amount of any sum received or receivable by a Lender (or its LIBOR Lending Office) with respect thereto, by an amount deemed by a Lender to be material, then, within 30 days after demand by a Lender, the Borrower agrees to pay to such Lender such additional amount as will compensate such Lender for such increased costs or reduced amounts, subject to Section 10.9 hereof. The affected Lender will as soon as practicable notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different LIBOR Lending Office or other lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of the affected Lender made in good faith, be disadvantageous to such Lender.

         (b) A certificate of any Lender claiming compensation under this Section and setting forth the additional amounts to be paid to it hereunder shall certify that such amounts or costs were actually incurred by such Lender and shall show in reasonable detail an accounting of the amount payable and the calculations used to determine in good faith such amount and shall be conclusive absent demonstrable error. In determining such amount, a Lender may use any reasonable averaging and attribution methods. Nothing in this Section 8.3 shall provide the Borrower or any Subsidiary of the Borrower the right to inspect the records, files or books of any Lender. If a Lender demands compensation under this Section, the Borrower may at any time, upon at least five Business Days' prior notice to the Lender, after reimbursement to the Lender by the Borrower in accordance with this Section of all costs incurred, prepay in full the then outstanding LIBOR Advances of the Lender, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section
2.9 hereof. Concurrently with prepaying such LIBOR Advances, the Borrower may, without any requirement to satisfy the conditions precedent set forth in Section 3.1, 3.2 or 3.3, borrow a Base Rate Advance from the Lender, and the Lender shall make such Base Rate Advance, in an amount such that the outstanding principal amount of the Advances owing to such Lender shall equal the outstanding principal amount of the Advances owing immediately prior to such prepayment.

         Section 8.4 Effect On Base Rate Advances. If notice has been given pursuant to Section 8.1, 8.2 or 8.3 hereof suspending the obligation of a Lender to make LIBOR Advances, or requiring LIBOR Advances of a Lender to be repaid or prepaid, then, unless and until the Lender notifies the Borrower that the circumstances giving rise to such repayment no longer apply, all Advances which would otherwise be made by such Lender as LIBOR Advances shall be made instead as Base Rate Advances.

         Section 8.5 Capital Adequacy. If (a) the introduction of or any change in or in the interpretation of any law, rule or regulation after the Agreement Date or (b) compliance by a Lender with any Law or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) adopted or promulgated after the Agreement Date (including any implementation of the Basle Accord or similar guideline or requirement adopted, promulgated or becoming effective after the Agreement Date) affects or would affect the amount of capital required or expected to be maintained by a Lender or any corporation controlling such Lender, and such Lender determines that the amount of such capital is increased by or based upon the existence of such Lender's commitment or Advances hereunder and other commitments or advances of such Lender of this type, then, within 10 days after demand by such Lender, subject to Section 10.9, the Borrower shall immediately pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender with respect to such circumstances, to the extent that such Lender reasonably determines in good faith such increase in capital to be allocable to the existence of such Lender's Commitments hereunder. A certificate as to any additional amounts payable to any Lender under this Section 8.5 submitted to the Borrower by such Lender shall certify that such amounts were actually incurred by such Lender or corporation controlling such Lender and shall show in reasonable detail an accounting of the amount payable and the calculations used to determine in good faith such amount and shall be conclusive absent demonstrable error. In determining such amount, such Lender or a corporation controlling such Lender may use any reasonable averaging and attribution methods. Notwithstanding the foregoing, nothing in this Section 8.5 shall provide the Borrower or any Subsidiary of the Borrower the right to inspect the records, files or books of any Lender or any corporation controlling such Lender.

         Section 8.6 Replacement Lender. If the Borrower becomes obligated to pay additional amounts to any Lender described in Section 8.2, 8.3 or 8.5, the Borrower may designate a financial institution reasonably acceptable to the Administrative Agent to replace such Lender by purchasing for cash and receiving an assignment of such Lender's pro rata share of such Lender's commitment and the Rights of such Lender under the Loan Documents without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding amounts owing to such Lender (including such additional amounts owing to such Lender pursuant to Section 8.3 or 8.5). Upon execution of an Assignment Agreement, such other financial institution shall be deemed to be a "Lender" for all purposes of this Agreement as set forth in Section 10.6 hereof.


                                    ARTICLE 9

                             Agreement Among Lenders

         Section 9.1 Agreement Among Lenders. The Lenders agree among themselves that:

         (a) Administrative Agent. Each Lender hereby appoints the Administrative Agent as its nominee in its name and on its behalf, to receive all documents and items to be furnished hereunder; to act as nominee for and on behalf of all Lenders under the Loan Documents; to, except as otherwise expressly set forth herein, take such action as may be requested by the Determining Lenders, provided that, (i) unless and until the Administrative Agent shall have received such requests, the Administrative Agent may take such administrative action, or refrain from taking such administrative action, as it may deem advisable and in the best interests of the Lenders, and (ii) the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to any Loan Document or Applicable Law; to arrange the means whereby the proceeds of the Advances of the Lenders are to be made available to the Borrower; to distribute promptly to each Lender information, requests and documents received from the Borrower, and each payment (in like funds received) with respect to any of such Lender's Advances, or the ratable amount of fees or other amounts; and to deliver to the Borrower requests, demands, approvals and consents received from the Lenders. Administrative Agent agrees to promptly distribute to each Lender, at such Lender's address set forth below information, requests, documents and payments received from the Borrower. The Administrative Agent shall have no trustee or other fiduciary relationship in respect of any Lender by reason of this Agreement or any other Loan Document. The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. The duties of the Administrative Agent are mechanical and administrative in nature.

         (b) Replacement of Administrative Agent. Should the Administrative Agent or any successor Administrative Agent ever cease to be a Lender hereunder, or should the Administrative Agent or any successor Administrative Agent ever resign as Administrative Agent, or should the Administrative Agent or any successor Administrative Agent ever be removed with cause or without cause by the action of all Lenders (other than the Administrative Agent), then the Lender appointed by the other Lenders (with the consent of the Borrower, which consent shall not be unreasonably withheld) shall forthwith become the Administrative Agent, and the Borrower and the Lenders shall execute such documents as any Lender may reasonably request to reflect such change at no cost to the Borrower. Any resignation or removal of the Administrative Agent or any successor Administrative Agent shall become effective upon the appointment by the Lenders of a successor Administrative Agent; provided, however, if no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the Laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents, provided that if the retiring or removed Administrative Agent is unable to appoint a successor Administrative Agent, the Administrative Agent shall, after the expiration of a 60 day period from the date of notice, be relieved of all obligations as Administrative Agent hereunder. Notwithstanding any Administrative Agent's resignation or removal hereunder, the provisions of this Article shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement.

         (c) Expenses. Each Lender shall pay its pro rata share, based on its Revolving Credit Specified Percentage, of any reasonable expenses paid by the Administrative Agent directly and solely in connection with any of the Loan Documents if Administrative Agent does not receive reimbursement therefor from other sources within 60 days after the date incurred. Any amount so paid by the Lenders to the Administrative Agent shall be returned by the Administrative Agent pro rata to each paying Lender to the extent later paid by the Borrower or any other Person on the Borrower's behalf to the Administrative Agent.

         (d) Delegation of Duties. The Administrative Agent may execute any of its duties hereunder by or through officers, directors, employees, attorneys or agents, and shall be entitled to (and shall be protected in relying upon) advice of counsel concerning all matters pertaining to its duties hereunder.

         (e) Reliance by Administrative Agent. The Administrative Agent and its officers, directors, employees, attorneys and agents shall be entitled to rely and shall be fully protected in relying on any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telex or teletype message, statement, order, or other document or conversation reasonably believed by it or them in good faith to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinions of counsel selected by the Administrative Agent. The Administrative Agent may, in its reasonable judgment, deem and treat the payee of any Note as the owner thereof for all purposes hereof.

         (f) Limitation of Administrative Agent's Liability. Neither the Administrative Agent nor any of its officers, directors, employees, attorneys or agents shall be liable for any action taken or omitted to be taken by it or them hereunder in good faith and believed by it or them to be within the discretion or power conferred to it or them by the Loan Documents or be responsible for the consequences of any error of judgment, except for its or their own gross negligence or wilful misconduct. Except as aforesaid, the Administrative Agent shall be under no duty to enforce any rights with respect to any of the Advances, or any security therefor. The Administrative Agent shall not be compelled to do any act hereunder or to take any action towards the execution or enforcement of the powers hereby created or to prosecute or defend any suit in respect hereof, unless indemnified to its reasonable satisfaction against loss, cost, liability and expense. The Administrative Agent shall not be responsible in any manner to any Lender for the effectiveness, enforceability, genuineness, validity or due execution of any of the Loan Documents, or for any representation, warranty, document, certificate, report or statement made herein or furnished in connection with any Loan Documents, or be under any obligation to any Lender to ascertain or to inquire as to the performance or observation of any of the terms, covenants or conditions of any Loan Documents on the part of the Borrower. TO THE EXTENT NOT REIMBURSED BY THE BORROWER, EACH LENDER HEREBY SEVERALLY INDEMNIFIES AND HOLDS HARMLESS THE ADMINISTRATIVE AGENT, PRO RATA ACCORDING TO ITS REVOLVING CREDIT SPECIFIED PERCENTAGE, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, REASONABLE EXPENSES AND/OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, ASSERTED AGAINST, OR INCURRED BY THE ADMINISTRATIVE AGENT (IN SUCH CAPACITY) IN ANY WAY WITH RESPECT TO ANY LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED BY THE ADMINISTRATIVE AGENT UNDER THE LOAN DOCUMENTS (INCLUDING ANY NEGLIGENT ACTION OF THE ADMINISTRATIVE AGENT), EXCEPT TO THE EXTENT THE SAME ARE FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION TO RESULT FROM GROSS NEGLIGENCE OR WILFUL MISCONDUCT BY THE ADMINISTRATIVE AGENT. THE INDEMNITY PROVIDED IN THIS SECTION 9.1(f) SHALL SURVIVE TERMINATION OF THIS AGREEMENT.

         (g) Liability Among Lenders. No Lender shall incur any liability (other than the sharing of expenses and other matters specifically set forth herein and in the other Loan Documents) to any other Lender, except for acts or omissions in bad faith.

         (h) Rights as Lender. With respect to its commitment hereunder, the Advances made by it and the Notes issued to it, the Administrative Agent shall have the same rights as a Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent or any Lender may accept deposits from, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower and any of its Affiliates, and any Person who may do business with or own securities of the Borrower or any of its

Affiliates, all as if the Administrative Agent were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

         Section 9.2 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based upon the financial statements referred to in Sections 4.1(j), 6.1, and 6.2 of the Existing Credit Agreement, and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents. Each Lender also acknowledges that its decision to fund the initial Advances shall constitute evidence to the Administrative Agent that such Lender has deemed all of the conditions set forth in Section 3.1 to have been satisfied.

         Section 9.3 Benefits of Article. None of the provisions of this Article shall inure to the benefit of any Person other than Lenders and, with respect to
Section 9.1(b), the Borrower; consequently, no such other Person shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of the Administrative Agent or any Lender to comply with such provisions.


                                   ARTICLE 10

                                  Miscellaneous

         Section 10.1 Notices.

         (a) All notices and other communications under this Agreement shall be in writing (except in those cases where giving notice by telephone is expressly permitted) and shall be deemed to have been given on the date personally delivered or sent by telecopy (answerback received), or three days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, or one day after being entrusted to a reputable commercial overnight delivery service, addressed to the party to which such notice is directed at its address determined as provided in this Section. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

                  (i)      If to the Borrower, at:

                           4209 Barnett
                           Arlington, Texas 76017
                           Attention:       Chief Executive Officer
                           Telephone:       (817) 467-5116
                           Telecopier:      (817) 472-9810

                           with a copy to:

                           Westar Capital L.L.C.
                           949 South Coast Drive, Suite 65
                           Costa Mesa, California 92626
                           Attention:       Alan Sellers
                           Telephone:       (714) 481-5161
                           Telecopier:      (714) 481-5166

                  (ii)     If to the Administrative Agent, at:

                           Bank of America, N.A.
                           901 Main Street, 13th Floor
                           Dallas, Texas 75202-3714
                           Attn:    Marie T. Lancaster
                           Telephone:       (214) 209-2158
                           Telecopier:      (214) 209-2515

                  (iii) If to a Lender, at its address shown below its name on the signature pages hereof, or if applicable, set forth in its Assignment Agreement.

         (b) Any party hereto may change the address to which notices shall be directed by giving 10 days' written notice of such change to the other parties.

         Section 10.2 Expenses. The Borrower shall promptly pay:

         (a) all reasonable out-of-pocket expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents, the transactions contemplated hereunder and thereunder, and the making of Advances hereunder, including without limitation the reasonable fees and disbursements of Special Counsel;

         (b) all reasonable out-of-pocket expenses, including reasonable attorneys' fees, of the Administrative Agent in connection with the transactions contemplated in this Agreement and the other Loan Documents and the preparation, negotiation, execution and delivery of any waiver, amendment or consent by the Administrative Agent relating to this Agreement or the other Loan Documents; and

         (c) all reasonable out-of-pocket costs, expenses and attorneys' fees of the Administrative Agent and each Lender incurred for enforcement, collection, restructuring, refinancing and "workout", or otherwise incurred in obtaining performance under the Loan Documents, which in each case shall include without limitation reasonable fees and expenses of consultants, counsel for the Administrative Agent and any Lender.

         Section 10.3 Waivers. The rights and remedies of the Lenders under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Administrative Agent or any Lender in exercising any right shall operate as a waiver of such right. The Lenders expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any funding of a request for an Advance. In the event that any Lender decides to fund an Advance at a time when the Borrower is not in strict compliance with the terms of this Agreement, such decision by such Lender shall not be deemed to constitute an undertaking by the Lender to fund any further requests for Advances or preclude the Lenders from exercising any rights available under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Lenders shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing by the Lenders at variance with the terms of the Agreement such as to require further notice by the Lenders of the Lenders' intent to require strict adherence to the terms of the Agreement in the future. Any such actions shall not in any way affect the ability of the Administrative Agent or the Lenders, in their discretion, to exercise any rights available to them under this Agreement or under any other agreement, whether or not the Administrative Agent or any of the Lenders are a party thereto, relating to the Borrower.

         Section 10.4 Calculation by the Lenders Conclusive and Binding. Any mathematical calculation required or expressly permitted to be made by the Administrative Agent or any Lender under this Agreement shall be controlling, absent demonstrable error.

         Section 10.5 Set-Off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon the occurrence and during the continuation of an Event of Default, each Lender and any subsequent holder of any Revolving Credit Note, and any assignee of any Revolving Credit Note is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or any other Person, any such notice being hereby expressly waived, to set-off, appropriate and apply any deposits (general or special (except trust and escrow accounts), time or demand, including without limitation Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by such Lender or holder to or for the credit or the account of the Borrower, against and on account of the Obligations and other liabilities of the Borrower to such Lender or holder, irrespective of whether or not (a) the Lender or holder shall have made any demand hereunder, or (b) the Lender or holder shall have declared the principal of and interest on the Advances and other amounts due hereunder to be due and payable as permitted by Section 7.2. Any sums obtained by any Lender or by any assignee or subsequent holder of any Note shall be subject to pro rata treatment of all Obligations and other liabilities hereunder in accordance with each Lender's Revolving Credit Specified Percentage.

         Section 10.6 Assignment.

         (a) The Borrower may not assign or transfer any of its rights or obligations hereunder or under the other Loan Documents without the prior written consent of the Lenders.

         (b) No Lender shall be entitled to assign or grant a participation in its interest in this Agreement, its Notes or its Advances, except as hereinafter set forth.

         (c) Each Lender may sell participations to one or more banks or other entities (the "Participants") in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Advances owing to it and the Revolving Credit Note held by it) (the "Participations"); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender shall remain the holder of any such Revolving Credit Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) no Participant under any such Participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would (A) reduce or postpone any date fixed for payment of principal of, or interest on, the Revolving Credit Notes or any fees or other amounts payable hereunder, (B) increase the commitment of any Participant or (C) release any Collateral or security for the Obligations, except pursuant to the Loan Documents, in each case to the extent subject to such Participation, and
(vi) no Participation shall be in an amount less than $2,000,000. Notwithstanding the foregoing, the Borrower agrees that Participants shall be entitled to the benefits of Article 9 hereof as though they were Lenders and the Lenders may, subject to Section 10.13 hereof, provide copies of all financial information received from the Borrower to such Participants.

         (d) Each Lender may assign to one or more Eligible Assignees its rights and obligations under this Agreement and the other Loan Documents; provided, however, that (i) each such assignment shall be subject to the prior written consent of the Administrative Agent and Borrower, which consents shall not be unreasonably withheld (provided, however, notwithstanding anything herein to the contrary, no consent of the Borrower is required for any assignment during any time that an Event of Default has occurred and is continuing), (ii) no such assignment shall be in an amount less than $5,000,000, unless the commitment of a Lender is less than $5,000,000, in which case such assignment may be in the aggregate amount of such Lender's commitment, (iii) the applicable Lender, Administrative Agent and Eligible Assignee shall execute and deliver to the Administrative Agent an

Assignment and Acceptance Agreement (an "Assignment Agreement") in substantially the form of Exhibit F hereto, together with the Notes subject to such assignment and (iv) the Eligible Assignee executing the Assignment, shall deliver to the Administrative Agent a processing fee of $3,500. Upon such execution, delivery and acceptance from and after the effective date specified in each Assignment, which effective date shall be at least three Business Days after the execution thereof, (A) the Eligible Assignee thereunder shall be party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment, have the rights and obligations of a Lender hereunder and
(B) the applicable Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment, relinquish such rights and be released from such obligations under this Agreement.

         (e) Notwithstanding anything in clause (d) above to the contrary, (i) any Lender may assign and pledge all or any portion of its Advances and Revolving Credit Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of F.R.S. Board and any Operating Circular issued by such Federal Reserve Bank and (ii) any Lender that is a fund may at any time assign or pledge all or any portion of its rights under this Agreement to secure such Lender's indebtedness; provided, however, that no such assignment under this clause (e) shall release the assignor Lender from its obligations hereunder.

         (f) Upon its receipt of an Assignment Agreement executed by a Lender and an Eligible Assignee, and any Revolving Credit Note or Revolving Credit Notes subject to such assignment, the Borrower shall, subject to the Borrower's rights under Section 10.6(d), within five Business Days after its receipt of such Assignment Agreement execute and deliver to the Administrative Agent in exchange for the surrendered Revolving Credit Notes new Revolving Credit Notes to the order of such Eligible Assignee in an amount equal to the portion of the Advances and commitment assigned to it pursuant to such Assignment Agreement and new Revolving Credit Notes to the order of the assignor Lender in an amount equal to the portion of the Advances and Commitments retained by it hereunder. Such new Revolving Credit Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Credit Notes, shall be dated the effective date of such Assignment Agreement and shall otherwise be in substantially the form of Exhibit A, hereto.

         (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.6, disclose to the Eligible Assignee or Participant or proposed Eligible Assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower, provided such Person agrees in writing to handle such information in accordance with the standards set forth in Section
10.13 hereof.

         (h) Except as specifically set forth in this Section 10.6, nothing in this Agreement or any other Loan Documents, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement or any other Loan Documents.

         (i) Notwithstanding anything in this Section 10.6 to the contrary, no Eligible Assignee or Participant (nor the assigning or participating Lender) shall be entitled to receive (whether individually or collectively) any greater payment under Section 2.14 or Section 8.3 or Section 8.5 than such assigning or participating Lender would have been entitled to receive with respect to the interest assigned or participated to such Eligible Assignee or Participant.

         Section 10.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

         Section 10.8 Severability. Any provision of this Agreement or any other Loan Document which is for any reason prohibited or found or held invalid or unenforceable by any court or governmental agency shall be ineffective to the extent of such prohibition or invalidity or unenforceability without invalidating the remaining provisions hereof or thereof in such jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 10.9 Interest and Charges. It is not the intention of any parties to this Agreement to make an agreement in violation of the laws of any applicable jurisdiction relating to usury. Regardless of any provision in any Loan Documents, no Lender shall ever be entitled to receive, collect or apply, as interest on the Obligations, any amount in excess of the Highest Lawful Amount. If any Lender or participant ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial repayment of principal and treated hereunder as such; and if principal is paid in full, any remaining excess shall be paid to the Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, the Borrower and the Lenders shall, to the maximum extent permitted under Applicable Law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest,
(b) exclude voluntary prepayments and the effect thereof, and (c) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate is uniform throughout the entire term of the Obligations; provided, however, that if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Highest Lawful Rate, the Lenders shall refund to the Borrower the amount of such excess or credit the amount of such excess against the total principal amount of the Obligations owing, and, in such event, the Lenders shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the Highest Lawful Rate. This Section shall control every other provision of all agreements pertaining to the transactions contemplated by or contained in the Loan Documents.

         Section 10.10 Headings. Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

         Section 10.11 Amendment and Waiver. The provisions of this Agreement may not be amended, modified or waived except by the written agreement of the Borrower and the Determining Lenders; provided, however, that no such amendment, modification or waiver shall be made (a) without the consent of all Lenders, if it would (i) increase the Revolving Credit Specified Percentage or commitment of any Lender, or (ii) extend or postpone the date of maturity of, extend the due date for any payment of principal or interest on, reduce the amount of any installment of principal or interest on, or reduce the rate of interest on, any Advance or other amount owing under any Loan Documents to which such Lender is entitled, or (iii) release any guaranty of the Obligations or all or substantially all of the Collateral (except, in any case, pursuant to this Agreement or the other Loan Documents), or (iv) reduce the fees payable hereunder to which such Lender is entitled, or (v) revise this Section 10.11, or
(vi) waive the date for payment of any principal, interest or fees hereunder or
(vii) amend the definition of "Determining Lenders" or "Revolving Credit Specified Percentage"; or (b) without the consent of the Administrative Agent, if it, would alter the rights, duties or obligations of the Administrative Agent. Neither this Agreement nor any term hereof may be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by the Administrative Agent and, in the case of an amendment, by the Borrower.

         Section 10.12 Exception to Covenants. Neither the Borrower nor any Subsidiary of the Borrower shall be deemed to be permitted to take any action or fail to take any action which is permitted as an exception to any of the covenants contained herein or which is within the permissible limits of any of the covenants contained herein if such action or omission would result in the breach of any other covenant contained herein.

         Section 10.13 Confidentiality. Each Lender and the Administrative Agent agrees (on behalf of itself and each of its Affiliates, directors, officers, employees and representatives) to use reasonable efforts to keep confidential, in accordance with customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower or any of its Affiliates pursuant to this Agreement, provided that nothing herein shall limit the disclosure of any such information (a) to the extent required by statute, rule, regulation or judicial process, (b) to counsel for any Lender or the Administrative Agent, (c) to bank examiners, auditors or accountants of any Lender, (d) to the Administrative Agent or any other Lender or any Affiliate thereof, (e) in connection with any Litigation to which any one or more of Lenders is a party, (f) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, or (g) to any Eligible Assignee or Participant (or prospective Eligible Assignee or Participant) or to any direct or indirect contractual counterparties in swap agreements or to the professional advisors of such swap counterparties so long as such Eligible Assignee or Participant (or prospective Eligible Assignee or Participant) or direct or indirect contractual counterparties in swap agreements or such swap counterparties' professional advisors agrees to handle such information in accordance with the provisions of this Section 10.13.

         Section 10.14 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY

THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF
LAWS) AND THE UNITED STATES OF AMERICA. THE LOAN DOCUMENTS ARE PERFORMABLE IN DALLAS COUNTY, TEXAS, AND THE BORROWER AND EACH SURETY, GUARANTOR, ENDORSER AND ANY OTHER PARTY EVER LIABLE FOR PAYMENT OF ANY MONEY PAYABLE WITH RESPECT TO THE LOAN DOCUMENTS, JOINTLY AND SEVERALLY WAIVE THE RIGHT TO BE SUED ELSEWHERE. WITHOUT EXCLUDING ANY OTHER JURISDICTION, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER EACH AGREES THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN DALLAS, TEXAS, SHALL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND HEREBY SUBMITS WITH RESPECT TO ITSELF AND ITS PROPERTY TO THE JURISDICTION OF ANY SUCH COURT FOR THE PURPOSE OF ANY SUIT, ACTION, PROCEEDING OR JUDGMENT RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

         Section 10.15 WAIVER OF JURY TRIAL. EACH OF THE PARENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY KNOWINGLY VOLUNTARILY, IRREVOCABLY AND INTENTIONALLY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT TO EACH LENDER ENTERING INTO THIS AGREEMENT AND MAKING ANY ADVANCES HEREUNDER.

         Section 10.16 ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREIN AND THEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

================================================================================
                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK
================================================================================

         IN WITNESS WHEREOF, this Credit Agreement is executed as of the date first set forth above.

BORROWER:                         DOSKOCIL MANUFACTURING
                                  COMPANY, INC.



                                  By:
                                        ---------------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                               --------------------------------

ADMINISTRATIVE AGENT:             BANK OF AMERICA, N.A.,
                                  as Administrative Agent



                                  By:
                                        ---------------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                               --------------------------------


LENDERS:                          BANK OF AMERICA, N.A., as a Lender

Revolving Credit Specified
   Percentage:  100%



                                  By:
                                        ---------------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                               --------------------------------

                                  100 North Tryon Street
                                  Charlotte, North Carolina 28225
                                  Attention:        John J. O'Neill

                                   SCHEDULE 1

                              LIBOR LENDING OFFICES


BANK OF AMERICA, N.A.
901 Main Street, 67th Floor
Dallas, Texas 75202